                                  Exhibit 21.1



                                        State or Jurisdiction of
Name of Subsidiary                      Incorporation
------------------                      -------------
Distel, Inc.                            California
RC Components, Inc.                     Massachusetts
Quality Components, Inc.                Texas
Jaco Overseas, Inc.                     Virgin Islands
Nexus Custom Electronics, Inc.          New Jersey
Jaco Electronics Canada, Inc.           Canada
Corona Electronics, Inc.                California
Interface Electronics Corp.             Massachusetts